Exhibit 99.1

Tesla Q2 2020 Vehicle Production & Deliveries

In the second quarter, we produced over 82,000 vehicles and delivered approximately 90,650 vehicles.

	Production	Deliveries	Subject to lease accounting
Model S/X	6,326	10,600	14%
Model 3/Y	75,946	80,050	4%
Total	82,272	90,650	5%

While our main factory in Fremont was shut down for much of the quarter, we have successfully ramped production back to prior levels.

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Our net income and cash flow results will be announced along with the rest of our financial performance when we announce Q2 earnings. Our delivery count should be viewed as slightly conservative, as we only count a car as delivered if it is transferred to the customer and all paperwork is correct. Final numbers could vary by up to 0.5% or more. Tesla vehicle deliveries represent only one measure of the company’s financial performance and should not be relied on as an indicator of quarterly financial results, which depend on a variety of factors, including the cost of sales, foreign exchange movements and mix of directly leased vehicles.